Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 9, 1999 (except for Notes 7 and 14, as to which the date is March 15, 1999), with respect to the consolidated financial statements of Surrey, Inc. for the year ended December 31, 1998 appearing in the Company's Annual Report on Form 10-KSB, and to the reference to our Firm under the heading "Experts" in the related prospectus.



                                       /s/ ERNST & YOUNG LLP



Austin, Texas
July 5, 2000


                                      -34-